                                                                  EXHIBIT 3.1(a)


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   OPTEL, INC.

                              --------------------

                            Under Section 245 of the
                             General Corporation Law

                              --------------------

                  The undersigned DOES HEREBY CERTIFY as follows:

                  I. The name of the Corporation is OPTEL, INC. (the "Corporation").

                  II. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 1, 1994. A Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on December 19, 1994.

                  III. The Restated Certificate of Incorporation, as heretofore amended, of the Corporation is amended hereby to increase the total number of authorized shares of the Corporation by increasing (i) the total number of shares of the Corporation's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), from 8,000,000 shares to 180,000,000 shares, (ii) the total number of shares of the Corporation's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), from 6,000,000 shares to 60,000,000 shares, (iii) the total number of shares of the Corporation's Class C Common Stock, par value $.01 per share (the "Class C Common Stock"), from 300,000 to 3,000,000, and (iv) the total number of shares of the Corporation's Preferred Stock, par value $.01 per share, from 1,000,000 shares to 10,000,000 shares, as set forth in the Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit A, along with the Certificates of Designation of Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of the Corporation's 9.75% Series A Preferred Stock, par value $.01 per share, and the Corporation's 8% Series B Preferred Stock, par value $.01 per share, respectively.

                  IV. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and authorized by written consent of the Corporation's stockholders pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware and is effective as of __________, 1999 at ___ P.M. Delaware time.


                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Corporation has been signed, and the statements made herein affirmed as true under the penalties of perjury, this ___ day of _____, 1999.


ATTEST:

----------------------                               -----------------------
Michael E. Katzenstein                               Louis Brunel
Secretary                                            President

                                    EXHIBIT A


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   OPTEL, INC.
                             a Delaware corporation



         ONE: The name of the Corporation is: OpTel, Inc. (the "Corporation").

         TWO: The address of the Corporation's registered office in the State of Delaware shall be 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901. The name of the Corporation's registered agent in the State of Delaware is United Corporate Services, Inc.

         THREE: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

         FOUR: The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred fifty three million (253,000,000) shares divided into the following classes:

                  (i) One hundred eighty million (180,000,000) shares of Class A Common Stock, par value of one cent ($.01) per share (hereinafter referred to as "Class A Common Stock");

                  (ii) Sixty million (60,000,000) shares of Class B Common Stock, par value of one cent ($.01) per share (hereinafter referred to as "Class B Common Stock");

                  (iii) Three million (3,000,000) shares of Class C Common Stock, par value of one cent ($.01) per share (hereinafter referred to as "Class C Common Stock"); and

                  (iv) Ten million (10,000,000) shares of Preferred Stock, par value of one cent ($.01) per share (hereinafter referred to as "Preferred Stock").

                  The Corporation's Class A Common Stock, Class B Common Stock and Class C Common Stock are referred to hereinafter collectively as the "Common Stock".

                  A. Powers and Rights of Holders of Class A Common Stock, Class B Common Stock and Class C Common Stock.

                  1. Except as stated in Sections 2 and 3 of this Subpart A of Article FOUR, the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges.

                  2. Except as may be otherwise required by law, and subject to the provisions of any series of Preferred Stock at the time outstanding, the holders of the Class A Common Stock and the Class B Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent. Except as otherwise may be required by law, the holders of Class C Common Stock are not entitled to notice of, or to vote at, stockholders' meetings or in connection with any action taken by written consent.

                  3. Each holder of the Class A Common Stock issued and outstanding shall be entitled to one (1) vote for each share of Class A Common Stock registered in such holder's name on the books of the Corporation, and each holder of the Class B Common Stock issued and outstanding shall be entitled to ten (10) votes for each share of Class B Common Stock registered in such holder's name on the books of the Corporation. Except as may be otherwise required by law, the holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class.

                  4. Any direct or indirect transfer of issued and outstanding shares of Class B Common Stock other than to a Permitted Transferee (as defined herein) shall result in the automatic conversion of the shares of Class B Common Stock being transferred into a like number of shares of Class A Common Stock. No purported transfer of shares of Class B Common Stock shall be effective unless and until the transferor has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and, if applicable, converted and the name or names and address or addresses in which the certificate or certificates for shares of Class B Common Stock or Class A Common issuable upon such conversion Stock, as the case may be, shall be issued and, if required, funds for the payment of any applicable transfer taxes. The Corporation, as soon as practicable thereafter, will deliver at said office to the transferee of converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for transfer to a non-Permitted Transferee and conversion as hereinbefore provided, and the person or persons in whose name Class A Common Stock is issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date. Shares of Class B Common Stock so converted shall be returned to the status of authorized and unissued shares of Class B Common Stock. The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon conversion of all of the then outstanding Class B Common Stock pursuant to this
Section 4 or otherwise. The Corporation as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, may require the furnishing of such affidavits or other proof as it reasonably deems necessary to establish that such transferee is a Permitted Transferee. For purposes hereof (1) "Permitted Transferee" shall mean a Person who acquires shares of Class B Common Stock otherwise than in a transaction (a) on a securities exchange or public quotation system, whether or not registered as such under the Securities and Exchange Act of 1934, as amended (or any successor statute (the "Exchange Act"), (b) effected to or through a Person acting as a broker or dealer (whether or not registered as such under the Exchange Act or any foreign system of registration or regulation), (c) pursuant to a registration statement under the Securities Act of 1933, as amended (or any successor or similar rule) (the "Securities Act"), or (e) that is (or if it occurred in the United States, would be) required to be registered under the Securities Act; (2) "Affiliate " shall mean, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, provided, however, that no employee of the Corporation or any of its subsidiaries shall be deemed to be an Affiliate solely by reason of his or her capacity as an employee, or by reason of any employment agreement; and (3)

"Person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. All certificates evidencing shares of Class B Common Stock shall be endorsed with a legend making appropriate reference to the foregoing provisions regarding automatic conversion.

                  5. Each holder of Class B Common Stock issued and outstanding shall be entitled, at such holder's option, to convert shares of Class B Common Stock registered on the books of the Corporation in such holder's name into a like number of shares of Class A Common Stock. If VPC Corporation ("VPC") and its Affiliates shall at any time elect to convert all of the shares of Class B Common Stock then issued and outstanding and held by them into shares of Class A Common Stock, whether by transfer pursuant to Section 4 or by conversion pursuant to this Section 5, all of the other shares of Class B Common Stock issued and outstanding as of the date of such conversion shall be automatically converted into shares of Class A Common Stock on a share for share basis and shall otherwise cease to be outstanding, effective as of the date of such transfer and/or conversion by VPC and its Affiliates. All Persons registered as holders of shares of Class B Common Stock on the date of such conversion shall be treated for all purposes as the record holders of an equal number of shares of Class A Common Stock on such date. The Corporation, as soon as practicable thereafter, will deliver to each of the holders of the shares of Class B Common Stock converted into shares of Class A Common Stock a certificate or certificates for the Class A Common Stock against receipt from such holder of the certificate theretofore representing an equal number of shares of Class B Common Stock. Shares of Class B Common Stock so converted shall be returned to the status of authorized and unissued shares of Class B Common Stock. Pending delivery of certificates for shares of Class A Common Stock after such conversion, certificates for shares of Class B Common Stock so converted shall be deemed to be certificates for an equal number of shares of Class A Stock.

                  6. Upon any sale of Common Stock of the Corporation pursuant to a registration statement under the Securities Act, or any registration of Common Stock of the Corporation pursuant to the Exchange Act, the shares of Class C Common Stock automatically will be converted into an equal number of shares of Class A Common Stock or such other class of common equity securities of the Corporation that is registered with the Securities and Exchange Commission or is listed on a national securities exchange or otherwise subject to registration under the Exchange Act (the "Conversion Shares"), provided the terms thereof are no less favorable to holders thereof than were the terms of the shares of Class C Common Stock. The Corporation shall at all times reserve for issuance sufficient shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) or such other common equity securities, for issuance upon conversion of the Class C Common Stock. The Corporation, as soon as practicable thereafter, will deliver to the holder of the Class C Common Stock converted into the Conversion Shares a certificate or certificates for the Conversion Shares against receipt from such holder of the certificate theretofore representing an equal number of shares of Class C Common Stock. Shares of Class C Common Stock so converted shall be returned to the status of authorized and unissued shares of Class C Common Stock.

                  7. Dividends may be paid to the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock, Class B Common Stock and Class C Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid on Class B Common Stock and shares of Class A Common Stock are paid on Class A Common Stock and shares of Class C Common Stock are paid on Class C Common Stock, in an equal amount per share of Class B Common Stock and Class A Common Stock and Class C Common Stock in proportionate amounts, such payment will be deemed to be a like dividend or other distribution.

                  8. Subject to the provisions of any series of Preferred Stock at the time outstanding, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed to the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock, on a pro rata basis, based on the number of shares held by each such holder, without regard to class.

                  9. If the Corporation shall in any manner split, subdivide, combine or reclassify any outstanding shares of a class of Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified, unless a different basis has been consented to by the holders of a majority of the outstanding shares of the Class A Common Stock or Class B Common Stock, as applicable, or two-thirds of the outstanding shares of Class C Common Stock, to the extent any such class would be adversely affected by such action.

                  Subject to the conversion rights of holders of Class C Common Stock, in the event of any corporate merger, consolidation, purchase or acquisition of property or stock or other reorganization in which any consideration is to be received by the holders of Class B Common Stock or the holders of Class A Common Stock, the holders of Class C Common Stock will receive the same consideration on a per share basis, except that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase voting securities, or of securities convertible into or exchangeable for voting securities), (i) the holders of Class B Common Stock may receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for voting securities with ten times the number of votes per share as those voting securities issuable upon the exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of Class A Common Stock) and (ii) the holders of the Class C Common Stock may receive, on a per share basis, non-voting securities (or options or warrants to purchase non-voting securities or securities convertible into or exchangeable for non-voting securities).

                  B. Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

         FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                           A. The business and affairs of the Corporation shall
be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                           B. The Board of Directors may adopt, amend or repeal
the Bylaws of the Corporation.

                           C. Election of directors need not be by written
ballot.

         SIX: The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

         SEVEN: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. This Article SEVEN is also contained in Article VIII, Section 1 of the Corporation's Bylaws. No amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

         EIGHT: A. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article EIGHT or otherwise.

                           B. Right of Claimant to Bring Suit. If a claim under
paragraph A of this Article EIGHT is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

                           C. Non-Exclusivity of Rights. The rights conferred by
this Article EIGHT shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the Corporation's Amended and Restated Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

                           D. Insurance and Trust Fund. In furtherance and not
in limitation of the powers conferred by statute:

                                    (1) the Corporation may purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of law; and

                                    (2) the Corporation may create a trust fund,
grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

                           E. Indemnification of Employees and Agents of the
Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                           F. Amendment. This Article EIGHT is also contained in
Article VIII, Sections 2 through 7, of the Corporation's Bylaws. Any repeal or modification of this Article EIGHT shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

         NINE: The Corporation reserves the right to alter, amend, rescind or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                  CERTIFICATE OF DESIGNATION OF VOTING POWERS,
                     DESIGNATIONS, PREFERENCES, LIMITATIONS,
                                  RESTRICTIONS
                               AND RELATIVE RIGHTS

                                       OF

                         9.75% SERIES A PREFERRED STOCK

                                       OF

                                   OPTEL, INC.

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

                  OpTel, Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article Four of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware ("DGCL"), the Board of Directors of the Company (the "Board of Directors"), by Unanimous Written Consent made as of March 1, 1998, duly approved and adopted the following resolution:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of non-voting preferred stock, to be known as the "Series A Preferred Stock", out of the authorized shares of preferred stock, par value $.01 per share, of the Corporation, the shares of such series to have a liquidation preference of $20,000 per share (the "Liquidation Preference"), consisting of 10,000 shares (which number may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series A Preferred Stock below 150% of the number of shares of Series A Preferred Stock at such time outstanding) to be entitled to dividends payable initially in additional shares of such series at the annual rate of 9.75% of the liquidation preference, to be convertible at the option of the holders of shares of such series into shares of Class B Common Stock of the Corporation (the "Class B Common Stock") at the Conversion Price, and, specifically, having voting powers, designations, preferences, limitations, restrictions, and relative rights as follows:

1. Ranking. The Series A Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (a) senior to all classes of common stock of the Company and to all shares of Series B Preferred Stock of the Company and senior to all shares of each other class of capital stock or series of preferred stock established after the Preferred Stock Issue Date by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively with the common stock and Series B Preferred Stock referred to as "Junior Securities"); (b) on a parity with any additional shares of preferred stock issued by the Company and any other class of capital stock or series of preferred stock issued by the Company established after the Series B Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (c) junior to each class of capital stock or series of preferred stock issued by the Company established after the Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

2.                Dividends.

         (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors, cumulative preferential dividends (in the form described below) from the Preferred Stock Issue Date accruing at the rate per annum of 9.75% of the Liquidation Preference per share, payable annually in arrears on the last day of August, commencing on August 31, 1998 (each a "Dividend Payment Date"). If any such date is not a Business Day, such payment shall be made on the next succeeding Business Day, to the holders of record as of the next preceding August 15 (each, a "Record Date"). Dividends on Series A Preferred Stock shall be payable initially only in additional shares of Series A Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends; provided, however, that dividends payable after the expiration of the Conversion Period shall be payable only in cash. The issuance of such additional shares of Series A Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. The accrual of dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30- day months, and dividends will be deemed to accrue on a daily basis.

         (b) Dividends on the Series A Preferred Stock shall accumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company shall take all actions required or permitted under the DGCL to permit the payment of dividends on the Series A Preferred Stock.

         (c) No dividend whatsoever shall be declared or paid upon any outstanding share of the Series A Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon all outstanding shares of Series A Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock for all past dividend periods shall have been declared and paid, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends as herein described.

         (d) To the extent permitted by law, additional cumulative dividends shall accrue with respect to the outstanding shares of Series A Preferred Stock so long as any dividends on the Series A Preferred Stock shall remain accrued and unpaid after the respective Dividend Payment Dates therefor (whether or not such accrued and unpaid dividends shall have been declared). Such additional dividends shall accrue at the rate per annum of 9.75% of the Liquidation Preference of all shares of Series A Preferred Stock issuable with respect to such accrued but unpaid dividends from their respective Dividend Payment Dates for so long as such accrued but unpaid dividends and additional dividends accrued with respect thereto shall remain unpaid.

3.                Conversion.

         (a) During the Conversion Period, at the option of a holder of Series A Preferred Stock, any outstanding shares of Series A Preferred Stock may be converted by the holder into Class B Common Stock at the Conversion Price. The number of shares of Class B Common Stock issuable for each share of Series A Preferred Stock upon conversion shall be determined by dividing the Liquidation Preference plus all accrued and unpaid dividends on such shares of Series A Preferred Stock by the Conversion Price. Immediately following such conversion, the rights of the holders of converted shares of Series A Preferred Stock shall cease and the Persons entitled to receive the Class B Common Stock upon the conversion of Series A Preferred Stock shall be treated for all purposes as having become the owners of such Class B Common Stock.

         (b) In order for a holder to exercise its rights to convert Series A Preferred Stock a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Company, at the office of the Company or transfer agent for the Series A Preferred Stock, (ii) notify the Company at such office that such holder elects to convert Series A Preferred Stock and the number of shares to be converted, (iii) state in writing the name or names in which the holder wishes the certificate or certificates for shares of Class B Common Stock to be issued, and (iv) pay any transfer or similar tax if required pursuant to Section 15. The date on which the holder satisfies all such requirements shall be the "Conversion Date." As soon as practical, the Company shall deliver a certificate or certificates for the number of shares of Class B Common Stock issuable upon the conversion. The Person in whose name the Class B Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date.

         (c) The Company has reserved and shall continue to reserve out of its authorized but unissued Class B Common Stock a sufficient number of shares of Class B Common Stock to permit the conversion of the Series A Preferred Stock in full. All shares of Class B Common Stock that may be issued upon conversion of Series A Preferred Stock shall be fully paid and nonassessable. The Company shall comply with all securities laws regulating the offer and delivery of shares of Class B Common Stock upon conversion of Series A Preferred Stock and shall list such shares on each national securities exchange or automated quotation system on which the Class B Common Stock is listed.

         (d) At any time after the consummation of an underwritten public offering as described in Section 3, in the case of any consolidation or reorganization of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Class B Common Stock is converted into other securities, cash or assets (any of the foregoing, a "Consolidation"), upon consummation of such Consolidation, each holder of Series A Preferred Stock shall be entitled to elect to have each share of Series A Preferred Stock held by such holder to thereafter be convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Class B Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale. Appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series A Preferred Stock.

4. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Series A Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series A Preferred Stock held by such holder, plus accrued and unpaid dividends, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and all accrued dividends, to which holders of Series A Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series A Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series A Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

5.                Redemption by the Company.

         a. At all times after the expiration of the Conversion Period, the Company shall have the option to redeem, in whole or in part, (subject to the legal availability of funds therefor) all outstanding shares of Series A Preferred Stock at a price (the "Redemption Price") in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) to the date of redemption.
                  The Company shall not be required to make sinking fund payments with respect to the Series A Preferred Stock.


         b. In case of redemption of less than all of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

         c. Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (v) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

         d.                If notice has been mailed in accordance with
                  Section 5(c) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

         e. Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

                  i. the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  ii.               any balance of monies so deposited by the
                           Company and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

         f. No Series A Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any such redemption.

         g.                Notwithstanding the foregoing provisions of this
                  Section 5, unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series A Preferred Stock shall be redeemed.

         h. All shares of Series A Preferred Stock redeemed pursuant to this Section 5 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series or class, and may thereafter be reissued as shares of any series or class of preferred stock other than shares of Series A Preferred Stock.

6.                Voting Rights.

         The holders of record of shares of the Series A Preferred Stock shall have no voting rights, except as required by law and as hereinafter provided in this Section 6.

         (a) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding (with shares held by the Company or any of its affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

                  (i) amend or otherwise alter this Certificate of Designation (including the provisions of paragraph 6 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Series A Preferred Stock;

                  (ii) waive compliance with any provision of this Certificate of Designation; or

                  (iii) create or issue Senior Securities or Parity Securities.

         (b) Without the consent of each holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series A Preferred Stock held by a non-consenting holder):

                  (i) alter the voting rights with respect to the Series A Preferred Stock or reduce the number of shares of Series A Preferred Stock whose holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the Liquidation Preference of the Series A Preferred Stock;

                  (iii) reduce the rate of or change the time for payment of dividends on any share of Series A Preferred Stock;

                  (iv) waive the consequences of any failure to pay dividends on the Series A Preferred Stock;

                  (v) make any share of Series A Preferred Stock payable in any form other than that stated in this Certificate of Designation;

                  (vi) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Series A Preferred Stock to receive the Liquidation Preference and dividends on the Series A Preferred Stock; or

                  (vii) make any change in the foregoing amendment and waiver provisions.

         (c) The Company in its sole discretion may without the vote or consent of any holders of the Series A Preferred Stock amend or supplement this Certificate of Designation:

                  (i) to cure any ambiguity, defect or inconsistency;

                  (ii) to provide for uncertificated Series A Preferred Stock in addition to or in place of certificated Series A Preferred Stock; or

                  (iii) to make any change that would provide any additional rights or benefits to the holders of the Series A Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

Except as set forth above, (A) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (B) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of the Series A Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Series A Preferred Stock.

7. Financial Reports. The Company shall furnish without cost to VPC Corporation, as the agent for each holder of the outstanding Series A Preferred Stock, all financial reports that the Company is required to deliver pursuant to Section 13 or 15(d) of the Exchange Act. VPC Corporation shall deliver copies of the financial reports to the respective holders.

8.                Amendment.  Subject to Section 6 hereof, this
         Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series A Preferred Stock, voting separately as a class.

9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as it may be amended from time to time) and in the Certificate of Incorporation.

10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

12. Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series or class of preferred stock of the Company other than shares of Series A Preferred Stock.

13. Mutilated or Missing Series A Preferred Stock Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

14. Notices. In case at any time or from time to time there shall be a Consolidation or any event described in the first sentence of
         Section 4, then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holder of the Class B Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (b) the date on which such Consolidation is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Class B Common Stock of record shall be entitled to exchange their Class B Common Stock for shares of stock or other securities or property or cash deliverable upon such Consolidation.

15. Transfer Taxes. The issuance or delivery of certificates for Class B Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

16. Certain Remedies. Any registered holder of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of Designations in any court of the United States, or any state thereof having jurisdiction, this being in addition to any remedy to which such holder may be entitled at law or in equity.

17. Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

         "Commission" means the Securities and Exchange Commission.

         "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

         "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

         "Class C Common Stock" means the Class C Common Stock, par value $.01 per share, of the Company.

         "Common Stock" means Class A Common Stock, Class B Common Stock, Class C Common Stock or other common stock of the Company.

         "Conversion Period" means (i) if the Conversion Period has not previously commenced or the Series A Shares have not previously been converted, the 180-day period commencing on the IPO Date or (ii), if such 180-day period has not previously commenced and expired or the Series A Shares have not previously been converted, the 90-day period commencing on April 30, 1999 (with the effect that if the Conversion Period has previously commenced by reason of the occurrence of the IPO Date but has not yet expired on April 30, 1999, the Conversion Period shall continue for 90 days after April 30, 1999 and the total Conversion Period may be more or less than 180 days but shall expire in any event on August 29, 1999).

         "Conversion Price" means, as of the date of commencement of the Conversion Period, (i) if such date is on or after the IPO Date, the price per share which is the highest of (x) $82.18, (y) the price per share at which Common Stock is first sold to the public in a public offering pursuant to an effective registration statement under the Securities Act, and (z) the quotient of $225 million divided by the number of shares of Common Stock outstanding, on a fully diluted basis (excluding shares sold in or after such public offering, the 225,000 shares of Class C Common Stock outstanding on the Preferred Stock Issue Date and shares issued or issuable upon conversion of such Class C shares or conversion of any other securities convertible into Common Stock that may be issued to VPC Corporation after the Preferred Stock Issue Date), or (ii) if such date is prior to the IPO Date, the price per share which is the higher of (x) $82.18 and (y) the quotient of $225 million divided by the number of shares of Common Stock outstanding (excluding the 225,000 shares of Class C Common Stock outstanding on the Preferred Stock Issue Date and shares issued or issuable upon conversion of such Class C shares or conversion of any other securities convertible into Common Stock that may be issued to VPC Corporation after the Preferred Stock Issue Date).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "IPO Date" means the date on which the Company receives the net proceeds of an underwritten initial public offering for its account of any of its equity securities pursuant to an effective registration statement under the Securities Act.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock Issue Date" means the date on which a share of Series A Preferred Stock is first issued by the Company.

         "Securities Act" means the Securities Act of 1933, as amended.

                  CERTIFICATE OF DESIGNATION OF VOTING POWERS,
                     DESIGNATIONS, PREFERENCES, LIMITATIONS,
                                  RESTRICTIONS
                               AND RELATIVE RIGHTS

                                       OF

                           8% SERIES B PREFERRED STOCK

                                       OF

                                   OPTEL, INC.

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

                  OpTel, Inc., a Delaware corporation (the "Company") certifies that pursuant to the authority contained in Article Four of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware ("DGCL"), the Board of Directors of the Company (the "Board of Directors") at a special meeting duly called and held on February 26, 1998, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of nonvoting Series B Preferred Stock, to be known as the "Series B Preferred Stock", out of the authorized shares of Series B Preferred Stock, par value $.01 per share, of the Company, the shares of such series to have a liquidation preference of $60,000 per share (the "Liquidation Preference"), consisting of 1,000 shares (which number may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series B Preferred Stock below 150% of the number of shares of Series B Preferred Stock at such time outstanding) to be entitled to dividends payable in shares of such series at the annual rate of 8% (or, under certain circumstances, 13%) of the Liquidation Preference, to be convertible at the option of the Company or the holders of shares of such series into shares of Class A Common Stock of the Company (the "Class A Common Stock") at a conversion price equal to the price at which shares of Class A Common Stock of the Company are first offered to the public in an initial underwritten public offering by the Company, having such voting powers, designations, preferences, limitations, restrictions, and relative rights as follows:

1. Ranking. The Series B Preferred Stock shall rank, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (a) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the Series B Preferred Stock Issue Date by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (b) on a parity with any additional shares of preferred stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after the Series B Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (c) junior to each class of capital stock or series of preferred stock issued by the Company established after the Series B Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

         No dividend whatsoever shall be declared or paid upon any outstanding share of the Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Senior Securities.

2.       Dividends.

         (a) The holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors, cumulative preferential dividends (in the form described below) from the Series B Preferred Stock Issue Date accruing at the rate per annum, subject to the following sentence, of 8% of the Liquidation Preference per share (the "Dividend Rate"), payable quarterly in arrears on each of the last days of November, February, May and August, commencing on August 31, 1998 (each a "Dividend Payment Date"). Notwithstanding the aforesaid, if a registration statement under the Securities Act covering shares of Common Stock of the Company has not been declared effective (an "Effective Registration") on or prior to the 180th day after the later of (a) the fourth anniversary of the Series B Preferred Stock Issue Date and (b) the date on which the holders of the Series B Preferred Stock exercise registration rights under Section 2.1 of the Registration Rights Agreement (the "Demand Date"), the Dividend Rate shall be reset to an annual rate equal to 13% of the Liquidation Preference per share from and after the fourth anniversary of the Series B Preferred Stock Issue Date, payable in the same form and manner as the aforesaid, provided, that the Dividend Rate shall be reset to 8% from and after the date of Effective Registration. If any such date is not a Business Day, such payment shall be made on the next succeeding Business Day, to the holders of record as of the next preceding November 15, February 15, May 15 and August 15 (each, a "Record Date"). Dividends shall be payable by the issuance of additional shares of Series B Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Series B Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designation. Dividends payable on the Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis.

         (b) Dividends on the Series B Preferred Stock shall accumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company shall take all actions required or permitted under the DGCL to permit the payment of dividends on the Series B Preferred Stock.

         (c) No dividend whatsoever shall be declared or paid upon any outstanding share of the Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon all outstanding shares of Series B Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been declared and paid, then: (i) no dividend (other than a dividend payable solely in shares of any Junior

         Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries. Holders of the Series B Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends as herein described.

         (d) To the extent permitted by law, all declared but unpaid dividends shall accrue dividends (payable in the form provided in Section 2(a)) at the rate per annum of 8% (or under certain circumstances 13%) of the aggregate unpaid amount from their respective Dividend Payment Date until paid in full.

3.       Conversion.

         (a) Unless previously redeemed by the Company pursuant to Section 4, upon the consummation of an initial underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock to the public (an "IPO"), at the option of either the Company or a holder of Series B Preferred Stock, all (but not less than all) outstanding shares of Series B Preferred Stock held by a holder of Series B Preferred Stock may be converted into Class A Common Stock at the Conversion Price, provided, that the Company shall only be permitted to convert all outstanding shares of Series B Preferred Stock. The number of shares of Class A Common Stock issuable for each share of Series B Preferred Stock upon conversion shall be determined by dividing the Liquidation Preference plus all accrued and unpaid dividends on such shares of Series B Preferred Stock by the Conversion Price. Immediately following such conversion, the rights of the holders of converted Series B Preferred Stock shall cease and the Persons entitled to receive the Class A Common Stock upon the conversion of Series B Preferred Stock shall be treated for all purposes as having become the owners of such Class A Common Stock. Additionally, promptly following the occurrence of such conversion, the Company shall give written notice thereof to each record holder of converted

         Series B Preferred Stock, including instructions to be followed to obtain a certificate for the shares of Class A Common Stock into which such holder's Series B Preferred Stock was converted.

         (b) In order for the Company to exercise its right to convert Series B Preferred Stock the Company must send a notice to each holder of Series B Preferred Stock stating that the Company is exercising its option to convert all of the outstanding Series B Preferred Stock and requesting
         (i) the surrender of all certificates evidencing the holder's shares of Series B Preferred Stock, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Series B Preferred Stock and (ii) the name or names into which the certificate or certificates for shares of Class A Common Stock are to be issued. The date of delivery of such notice by first class or registered mail to a holder's address listed on the Company's stock ledger shall be the "Company Conversion Date" As soon as practical after receipt of certificates evidencing a holder's shares of Series B Preferred Stock, the Company shall deliver a certificate or certificates for the number of shares of Class A Common Stock issuable upon the conversion. The Person in whose name the Class A Common Stock certificate is registered shall be treated as the stockholder of record on and after the Company Conversion Date.

         (c) In order for a holder to exercise its rights to convert Series B Preferred Stock a holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Company, at the office of the Company or transfer agent for the Series B Preferred Stock, (ii) notify the Company at such office that he elects to convert Series B Preferred Stock and the number of shares to be converted, (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Class A Common Stock to be issued, and (iv) pay any transfer or similar tax if required pursuant to Section 15. The date on which the holder satisfies all such requirements shall be the "Conversion Date." As soon as practical, the Company shall deliver a certificate or certificates for the number of shares of Class A Common Stock issuable upon the conversion. The Person in whose name the Class A Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date.

         (d) If the Company elects to convert shares of Series B Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon the conversion.

         (e) The Company has reserved and shall continue to reserve out of its authorized but unissued Class A Common Stock or its Class A Common Stock held in treasury a sufficient number of shares of Class A Common Stock to permit the conversion of the Series B Preferred Stock in full. All shares of Class A Common Stock that may be issued upon conversion of Series B Preferred Stock shall be duly authorized, fully paid and nonassessable. The Company shall comply with all securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Series B Preferred Stock and shall list such shares on each national securities exchange or automated quotation system on which the Class A Common Stock is listed.

         (f) At any time after the consummation of an IPO, in the case of any consolidation or reorganization of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Class A Common Stock is converted into other securities, cash or assets (any of the foregoing, a "Consolidation"), upon consummation of such Consolidation, each holder of Series B Preferred Stock shall be entitled to elect to have each share of Series B Preferred Stock held by such holder to thereafter be convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Class A Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale. Appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B Preferred Stock in respect of any Consolidation.

4. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Series B Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series B Preferred Stock held by such holder, plus accrued and unpaid dividends, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and all accrued and unpaid dividends, to which holders of Series B Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series B Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series B Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full Liquidation Preference and accrued and unpaid dividends, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

5.       Redemption by the Company.

         a. At all times, the Company shall have the option to redeem, in whole or in part, (subject to the legal availability of funds therefor) all outstanding shares of Series B Preferred Stock at a price (the "Redemption Price") in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) to the date of redemption . The Company shall not be required to make sinking fund payments with respect to the Series B Preferred Stock. The Company shall take all actions required or permitted under the DGCL to permit such redemption.

         b. In case of redemption of less than all of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

         c. Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (v) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

         d. If notice has been mailed in accordance with Section 5(c) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

         e. Any funds deposited with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

                  i.                the Company shall be entitled to receive
                           from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  ii.               any balance of monies so deposited by the
                           Company and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

         f. No Series B Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any such redemption.

         g.                Notwithstanding the foregoing provisions of this
                  Section 5, unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series B Preferred Stock shall be redeemed.

         h. All shares of Series B Preferred Stock redeemed pursuant to this Section 5 shall be restored to the status of authorized and unissued shares of Series B Preferred Stock, without designation as to series or class and may thereafter be reissued as shares of any series or class of preferred stock other than shares of Series B Preferred Stock.

6.       Voting Rights.

         The holders of record of shares of the Series B Preferred Stock shall have no voting rights, except as required by law and as hereinafter provided in this Section 6.

         (a) The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its affiliates not being considered to be outstanding for this purpose) voting or consenting as the case may be, as one class:

                  (i) amend or otherwise alter this Certificate of Designation (including the provisions of paragraph 6 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Series B Preferred Stock, including, but not limited to, any change in the provisions of Section 3 hereof;

                  (ii) waive compliance with any provision of this Certificate of Designation.

         (b) Without the consent of each holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series B Preferred Stock held by a non-consenting holder):

                  (i) alter the voting rights with respect to the Series B Preferred Stock or reduce the number of shares of Series B Preferred Stock whose holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the Liquidation Preference of the Series B Preferred Stock;

                  (iii) reduce the rate of or change the time for payment of dividends on any share of Series B Preferred Stock;

                  (iv) waive the consequences of any failure to pay dividends on the Series B Preferred Stock;

                  (v) make any share of Series B Preferred Stock payable in any form other than that stated in this Certificate of Designation;

                  (vi) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of holders of Series B Preferred Stock to receive the Liquidation Preference and dividends on the Series B Preferred Stock;

                  (vii) make any change in the foregoing amendment and waiver provisions.

         (c) The Company in its sole discretion may without the vote or consent of any holders of the Series B Preferred Stock amend or supplement this Certificate of Designation:

                  (i) to cure any ambiguity, defect or inconsistency;

                  (ii) to provide for uncertificated Series B Preferred Stock in addition to or in place of certificated Series B Preferred Stock; or

                  (iii) to make any change that would provide any additional rights or benefits to the holders of the Series B Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designation of any such holder.

         (d) If there has not been an Effective Registration on or prior to the later of 180 days after (a) the fourth anniversary of the Series B Preferred Stock Issue Date and (b) the Demand Date, then the holders of the Series B Preferred Stock shall have the exclusive right, voting separately as a class, to elect one director on the board of directors of the Company (the "Preferred Director"). The right of the holders of the Series B Preferred Stock to elect the Preferred Director shall continue until there is an Effective Registration. At such time, the term of the Preferred Director shall terminate. At any time when the holders of the Series B Preferred Stock shall have thus become entitled to elect the Preferred Director, the Company shall take all action necessary to ensure that the Preferred Director shall be elected to the board of directors of the Company, including, without limitation (i) amending the by-laws of the Company to increase the size of the board of directors, and (ii) causing a special meeting of the stockholders to be called to elect the Preferred Director. The special meeting of the stockholders that shall be called for the purpose of electing the Preferred Director shall be held within 30 days after such right to elect the Preferred Director arises, upon notice given in the manner provided in the by-laws of the Company or by law. At any such special meeting or at any annual meeting at which the holders of the Series B Preferred Stock shall be entitled to elect a Preferred Director, the holders of a majority of the then outstanding Series B Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such director. The person elected by the holders of the Series B Preferred Stock at any meeting in accordance with the terms of the preceding sentence shall become a director on the date of such election.

         Except as set forth above, (A) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities or (B) the increase or decrease in the amount of authorized capital stock of any class, including any Series B Preferred Stock, shall not require the consent of the holders of the Series B Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges, special rights or voting rights of holders of shares of Series B Preferred Stock.

7. Financial Reports. The Company shall furnish without cost to each record holder of the outstanding Series B Preferred Stock, all financial reports that the Company is required to deliver pursuant to
         Section 13 or 15(d) of the Exchange Act.

8. Amendment. Subject to Section 6 hereof, this Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Series B Preferred Stock, voting separately as a class.

9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation.

10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

12. Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Series B Preferred Stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series or class of Series B Preferred Stock of the Company other than shares of Series B Preferred Stock.

13. Mutilated or Missing Series B Preferred Stock Certificates. If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

14. Notices. In case at any time or from time to time there shall be a Consolidation or any event described in the first sentence of Section 4, then the Company shall mail to each holder of shares of Series B Preferred Stock at such holder's address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holder of the Class A Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (b) the date on which such Consolidation is expected to become effective.

         Such notice also shall specify the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon which Consolidation.

15. Transfer Taxes. The issuance or delivery of certificates for Class A Common Stock upon the conversion of shares of Series B Preferred Stock shall be made without charge to the converting holder of shares of Series B Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series B Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series B Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

16. Certain Remedies. Any registered holder of Series B Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States, or any state thereof having jurisdiction, this being in addition to any remedy to which such holder may be entitled at law or in equity.

17. Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

         "Commission" means the Securities and Exchange Commission.

         "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

         "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

         "Class C Common Stock" means the Class C Common Stock, par value $.01 per share, of the Company.

         "Common Stock" means Class A Common Stock, Class B Common Stock, Class C Common Stock or other common stock of the Company.

         "Conversion Price" means the price at which a share of Class A Common Stock is offered to the public pursuant to an initial underwritten public offering as set forth in paragraph 3 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 9, 1998, between the Company, Interactive Cable Systems, Inc., Nomura Holding America, Inc. and MCI Telecommunications Corporation.

         "Series B Preferred Stock Issue Date" means the date on which the Series B Preferred Stock is originally issued by the Company under this Certificate of Designation.

         "Securities Act" means the Securities Act of 1933, as amended.